Exhibit 99.1

RLJ ENTERTAINMENT REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Subscriber count increased 63% year-over-year

Net revenue grew 19% year-over-year, driven by 72% increase in revenue from Proprietary Digital Channels

Gross profit increased 104% year-over-year, with gross margin almost 22 percentage points higher

Net loss of $1.1 million

Adjusted EBITDA for the quarter improved from a loss of $0.3 million last year to a gain of $3.9 million this year

SILVER SPRING, MD – August 10, 2017 – RLJ Entertainment, Inc. (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights:

•	Digital Channels paying subscribers increased 63% from the second quarter of 2016 to over 550,000.
•	The Digital Channels segment contribution income from continuing operations, after direct costs and expenses increased 76.5% to $2.2 million from $1.3 million in second quarter 2016.
•

Total net revenue increased 19.3% year-over-year to $18.8 million, driven largely by a 72.1% increase in Digital Channel revenue.  Revenue for the Wholesale Distribution segment grew 2.8%, driven by stronger licensing deals and distribution sales.

•

Gross margin increased 21.5 percentage points to 51.7% from the second quarter of 2016 driven by (i) rapid growth in our higher-margin Digital Channels segment and (ii) a greater number of higher-margin licensing deals in the Wholesale Distribution segment.

•

Net loss was $1.1 million compared to $0.2 million in the second quarter of 2016, as the improved operating performance of the business was more than offset by a $6.5 million increase in the fair value of stock warrants.

•

Adjusted EBITDA was $3.9 million, an improvement of $4.3 million from the second quarter of 2016.  The improvement is primarily attributable to the continued growth of the higher-margin Digital Channels segment as well as stronger performance in the Wholesale Distribution segment.

•

On June 20, 2017, the Company broadened its strategic partnership with AMC Networks, Inc. (“AMC”) to accelerate its content investments and other strategic initiatives, expanding the AMC Tranche A Term Loan from $13.0 million to $23.0 million and converting interest payments entirely into common stock at a fixed conversion price of $3.00 per share on both the Tranche A Term Loan and the Tranche B Term Loan.  AMC also exercised $5.0 million of its Tranche A Warrants into RLJE common stock at $3.00 per common share.  Additionally, dividend payments on the preferred stock held by Robert L. Johnson were eliminated through 100% conversion of his preferred stock into common stock at $3.00 per share.

Robert L. Johnson, Chairman of RLJ Entertainment, stated, “RLJ Entertainment’s continued subscriber growth across platforms is firmly establishing Acorn TV and UMC as compelling OTT brands with strong consumer draws. Standalone channels targeting specific audiences represent an immediate and long-term growth opportunity. The company’s plans to increase investments in compelling content, enhanced engagement and marketing, and widening geographic footprints are timely and designed to generate positive returns for investors.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, stated, “We delivered strong second quarter results through continued focused execution on all fronts, driving both Digital Channel subscriber growth and Wholesale Distribution revenue growth while significantly improving our operating efficiency. Our increased investments in carefully curated, high-value programming, intensified marketing and broadened distribution to support the growth of our Digital Channels are paying off. As we enter the second half of the year, we are poised for a very strong 2017 and expect to build additional momentum with a robust line-up of original and exclusive Digital Channel content, very strong pipelines in our IP licensing and wholesale business units, and incremental investments in our future growth. As we advance our digital strategy, we are increasingly confident in our ability to achieve our objective of one million Acorn TV and UMC combined subscribers within the next 18 to 24 months.”

Nazir Rostom, Chief Financial Officer of RLJ Entertainment, commented, “Continued gains in Digital Channel subscribers and a return to growth in Wholesale Distribution resulted in expanded gross margins within both segments as well as significantly improved EBITDA of $3.9 million.  We signed a few new Wholesale Distribution licensing deals in Q2 that helped gross margin to exceed normal levels, and we expect a return to normal levels (approximately 40%) for the second half of the year.  For the full year, we are increasing investments in marketing and programming and also expect to deliver Adjusted EBITDA growth versus last year.”

Conference Call Information

RLJE will hold a conference call today at 11:30 a.m. ET to discuss these results.  To participate in the live conference call, interested parties may dial +1.844.348.1685 (+1.213.358.0890 outside the U.S. and Canada) and provide the conference ID number 58603604, or listen via webcast at www.rljentertainment.com.  The webcast will be archived in the investors section of RLJE's website.

About RLJ Entertainment, Inc.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premium digital channel company serving distinct audiences primarily through its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), which have rapidly grown through development, acquisition, and distribution of its exclusive rights to a large library of international and British dramas, independent feature films and urban content. RLJE’s titles are also distributed in multiple formats including broadcast and pay television, theatrical and non-theatrical, DVD, Blu-ray, and a variety of digital distribution models (including EST, VOD, SVOD and AVOD) in North America, the United Kingdom, and Australia. Additionally, through Acorn Media Enterprises, its UK development arm, RLJE co-produces and develops new programs and owns 64% of Agatha Christie Limited. For more information, please visit RLJEntertainment.com, Acorn.tv, and UMC.tv.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding goals, industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations and improved earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate (or Adjusted EBITDA);

•	Our expectation that subscribers, revenues and financial performance of our digital channels will continue to grow and have a positive effect on our liquidity, cash flows and operating results;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;
•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Our ability to realize anticipated synergies and other efficiencies in connection with the AMC transaction;

•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel;
•	Our public securities’ limited liquidity and trading; or
•	Our ability to meet the NASDAQ Capital Market continuing listing standards and maintain our listing.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

Investor Contact:
Jody Burfening/Carolyn Capaccio, 212-838-3777

LHA

ir@rljentertainment.com

# # #

RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of June 30, 2017 and December 31, 2016

	June 30,	December 31,
(In thousands, except share data)	2017	2016
ASSETS
Cash	$12,247	$7,834
Accounts receivable, net	10,858	19,569
Inventories, net	5,901	6,215
Investments in content, net	65,384	60,737
Prepaid expenses and other assets	1,317	798
Property, equipment and improvements, net	1,268	1,336
Equity investment in affiliate	17,595	16,491
Other intangible assets, net	8,353	9,309
Goodwill	13,857	13,691
Total assets	$136,780	$135,980
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$10,766	$11,995
Accrued royalties and distribution fees	46,883	55,614
Deferred revenue	2,183	2,152
Debt, net of discounts and debt issuance costs	50,629	42,053
Deferred tax liability	1,803	1,715
Stock warrant and other derivative liabilities	13,146	9,763
Total liabilities	125,410	123,292
Commitments and contingencies (see Note 13)
Shareholders' Equity
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued; 15,198 shares outstanding at June 30, 2017 and 30,198 shares outstanding at December 31, 2016; liquidation preference of $17,993 at June 30, 2017 and $34,366 at December 31, 2016	19,872	38,708
Common stock, $0.001 par value, 250,000,000 shares authorized, 13,510,254 shares issued and outstanding at June 30, 2017; and 5,240,085 shares issued and outstanding at December 31, 2016	14	5
Additional paid-in capital	129,961	106,059
Accumulated deficit	(134,615)	(127,388)
Accumulated other comprehensive loss	(3,862)	(4,696)
Total shareholders' equity	11,370	12,688
Total liabilities and shareholders' equity	$136,780	$135,980

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Three and Six Months Ended June 30, 2017 and 2016

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2017	2016	2017	2016
Revenues	$18,833	$15,790	$32,720	$33,531
Cost of sales
Content amortization and royalties	6,261	6,725	12,329	15,070
Manufacturing and fulfillment	2,829	4,298	5,881	8,606
Total cost of sales	9,090	11,023	18,210	23,676
Gross profit	9,743	4,767	14,510	9,855

Selling expenses	2,875	2,222	5,159	4,346
General and administrative expenses	4,716	4,650	9,239	9,495
Depreciation and amortization	904	645	1,777	1,269
Total operating expenses	8,495	7,517	16,175	15,110
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,248	(2,750)	(1,665)	(5,255)

Equity earnings of affiliate	869	709	1,420	1,208
Interest expense, net	(2,152)	(2,190)	(4,038)	(4,395)
Change in fair value of stock warrants and other derivatives	(491)	5,993	(3,383)	(2,184)
(Loss) Gain on extinguishment of debt	(425)	—	470	—
Other income (expense), net	161	(757)	445	(730)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(790)	1,005	(6,751)	(11,356)
Provision for income taxes	(315)	—	(476)	(41)
(LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(1,105)	1,005	(7,227)	(11,397)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	—	(1,179)	—	(2,252)
NET LOSS	(1,105)	(174)	(7,227)	(13,649)
Accretion on preferred stock	(379)	(1,164)	(756)	$(2,290)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,484)	$(1,338)	$(7,983)	$(15,939)
Net loss per common share attributable to common shareholders:
Continuing operations	$(0.24)	$(0.04)	$(1.40)	$(3.13)
Discontinued operations	—	(0.27)	—	(0.51)
Basic and diluted net loss per common share attributable to common shareholders	$(0.24)	$(0.31)	$(1.40)	$(3.64)

Weighted average shares outstanding:
Basic and diluted	6,196	4,373	5,691	4,373

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Three and Six Months Ended June 30, 2017 and 2016

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.  Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2017	2016	2017	2016
Net loss	$(1,105)	$(174)	$(7,227)	$(13,649)
Interest expense	2,152	2,190	4,038	4,395
Provision for income tax	315	—	476	41
Depreciation and amortization	904	645	1,777	1,269
Basis-difference amortization in equity earnings of affiliate	114	128	225	256
Change in fair value of stock warrants and other derivatives	491	(5,993)	3,383	2,184
Stock-based compensation	358	301	512	610
Restructuring	423	—	(192)	—
Loss from discontinued operations	—	1,179	—	2,252
Foreign currency exchange gain on intercompany accounts	(192)	827	(475)	824
Non-cash royalty expense	476	550	1,516	1,038
Adjusted EBITDA	$3,936	$(347)	$4,033	$(780)